UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2021

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11455 El Camino Real, Suite 250

San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 369-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.00000002 par value	MEIP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 2.02. Results of Operations and Financial Condition.

The information set forth below under “Investor Presentation” in Item 8.01 below is incorporated by reference herein.

Item 8.01 Other Events.

Investor Presentation

MEI Pharma, Inc. (the “Company”) is furnishing this Current Report on Form 8-K in connection with the disclosure of information contained in an investor presentation to be used by the Company at various meetings with institutional investors and analysts. A copy of the presentation is filed herewith as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Press Release

On April 13, 2021, the Company and Kyowa Kirin issued a press release titled “MEI Pharma Announces Completion of Patient Enrollment in Follicular Lymphoma Primary Efficacy Population of Global Phase 2 TIDAL Study Intended to Support Potential Accelerated Approval Application from U.S. Food and Drug Administration (FDA)”. A copy of the press release is filed herewith as Exhibit 99.2 and is incorporated into this Item 8.01 by reference.

Poster Presentation

On April 10, 2021, the Company posted a poster presentation titled “Voruciclib, a CDK9 inhibitor, downregulates MYC and inhibits proliferation of KRAS mutant cancers in preclinical models” on the Company’s website. A copy of the press release is filed herewith as Exhibit 99.3 and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Investor Presentation

99.2	Press release dated April 13, 2021

99.3	Poster Presentation titled “Voruciclib, a CDK9 inhibitor, downregulates MYC and inhibits proliferation of KRAS mutant cancers in preclinical models”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.
By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: April 13, 2021